THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the quarterly report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) by The Hallwood Group Incorporated (the “Company”), each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2011	/s/ Anthony J. Gumbiner

Anthony J. Gumbiner
Chief Executive Officer

Dated: May 16, 2011	/s/ Richard Kelley

Richard Kelley
Chief Financial Officer